Exhibit 23.1


                          Schumacher & Associates, Inc.
                          Certified Public Accountants
                             7931 S. Broadway, #314
                               Littleton, CO 80122


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in the Current Report of Cadence II, LLC on Form 8-K, of our report dated August 31, 2009, relating to the financial statements of Cadence II, LLC for the two years ended December 31, 2008 and 2007.



/s/ Schumacher & Associates, Inc.
---------------------------------
Schumacher & Associates, Inc.
Littleton, Colorado

August 31, 2009


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